UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
(Amendment No. 3)

REGISTRATION UNDER THE SECURITIES ACT OF 1933

SAVVY BUSINESS SUPPORT, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

7380
(Primary Standard Industrial Classification Code Number)

27-2473958
(I.R.S. Employer Identification Number)

214 Broad Street Red Bank, New Jersey 07701
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

The Sourlis Law Firm
Joseph M. Patricola, Esq.
214 Broad Street
Red Bank, New Jersey 07701
www.SourlisLaw.com
Telephone: (732) 530-9007
Facsimile: (732) 530-9008
(Name, address, including zip code, and telephone number, including area code, of agent for service)
As soon as practicable after this Registration Statement is declared effective.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” "non-accelerated filer" and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share	2,000,000	(1)	$0.10	$200,000	$14.30	(2)(3)

(1)	Pursuant to Rule 415 of the Securities Act, these securities are being offered by the Registrant on a delayed or continuous basis.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.
(3)	The registration fee has been paid previously.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission (or the “SEC”), acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED JULY 16, 2010

The information in this prospectus is not complete and may be changed. Savvy Business Support, Inc. may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is deemed “effective”. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

2,000,000 Shares of Common Stock

SAVVY BUSINESS SUPPORT, INC.
http://www.savvybizsupport.com

$0.10 per Share

Savvy Business Support, Inc. (“Company”) is offering, on a best-efforts basis, 2,000,000 shares of its Common Stock at a purchase price of $0.10 per share. This is the initial offering of Common Stock of the Company and no public market currently exists for the securities being offered in this Prospectus. Because we currently have nominal operations and minimal assets, we are currently considered to be a shell company as defined in Rule 12b-2 of the Exchange Act, as amended. Because the company is considered a shell company, the securities sold in this offering can only be resold through registration under the Securities Act of 1933, as amended (the “Securities Act”); Section 4(1) under the Securities Act, if available, for non-affiliates; or by meeting the conditions of Rule 144(i) under the Securities Act.

The Company is offering the shares on self-underwritten, “best-efforts” basis directly through our sole officer and director. The shares will be offered at a fixed price of $0.10 per share for a period not to exceed 180 days from the date of this prospectus. There is no minimum number of shares required to be purchased, and, therefore, the total proceeds received by the Company might not be enough to sustain operations, and a market in our Common Stock may never develop. Virginia K. Sourlis, the Company’s sole officer and director, intends to sell the shares directly. No commission or other compensation related to the sale of the shares will be paid. The intended methods of communication include, without limitations, telephone, and personal contact. For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

The proceeds from the sale of the shares in this offering will be payable to The Sourlis Law Firm, Escrow Agent f/b/o Savvy Business Support, Inc. An Attorney Trust Account will hold all the subscription funds, and the Company may close upon such funds periodically and despite the inability to place the entire offering.

The offering shall terminate on the earlier of (i) the date when the sale of all 2,000,000 shares is completed or (ii) one hundred and eighty (180) days from the date of this prospectus. The Company will not extend the offering period beyond one hundred and eighty (180) days from the effective date of this prospectus.

This investment involves a high degree of risk. You should purchase shares only if you can afford the complete loss of your investment. See the section titled “Risk Factors” herein.

 Savvy Business Support, Inc. does not plan to use this offering prospectus before the effective date.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 10.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this preliminary prospectus is _________, 2010.

PROSPECTUS

SAVVY BUSINESS SUPPORT, INC.
2,000,000 SHARES COMMON STOCK
$0.10 per Share

TABLE OF CONTENTS

SUMMARY

The following summary is not complete and does not contain all of the information that may be important to you. You should read the entire prospectus before making an investment decision to purchase our Common Stock.

General Information about the Company

Savvy Business Support, Inc. (the “Company” or “Savvy”) was incorporated in the State of Nevada on April 30, 2010. Operating out of Red Bank, New Jersey, and located on the web at http://www.savvybizsupport.com, the Company offers general business services/support to start-up companies, small and medium business planning to expand, individuals, and other business and organizations. Since the date of formation, the Company commenced operations, discussing and offering its business consulting services to prospective clients. Because we currently have nominal operations and minimal assets, we are currently considered to be a shell company under the Securities Exchange Act of 1934, as amended. Because the company is considered a shell company, the securities sold in this offering can only be resold through registration under the Securities Act of 1933, as amended (the “Securities Act’); Section 4(1) under the Securities Act, if available, for non-affiliates; or by meeting the conditions of Rule 144(i) under the Securities Act.

Therefore, an investment in our Company should be considered extremely risky, and an investment suitable only for those who can afford to lose the entirety of their investment.

Savvy Business Support, Inc.’s operations to date have been devoted primarily to start-up and development activities, which include the following:

1.	Formation of the Company;

2.	Development of the Savvy Business Support, Inc. business plan;

3.	Initiated working on sales and marketing material;

4.	Conducted due diligence and identified four major classifications of market segmentation to target and adopted a focused marketing strategy. These classifications include:

•	Individual Entrepreneurs

•	Small – Large Privately Held Companies

•	Small to Large Publicly Traded Corporations

•	Small to Large Going Public Companies

Savvy Business Support, Inc. anticipates revenue to be realized within one year following the completion of this offering. In order to generate revenues, Savvy Business Support, Inc. must address the following areas:

1.
Finalize and implement our marketing plan: In order to effectively market our services, the Company has adopted a focused marketing strategy that it needs to finalize and implement. This all encompassing strategy is broken down into four major market segmentations. While client satisfaction is paramount and an underscoring philosophy, the marketing strategy varies based on the size of the targeted client.

2.
Promoting our services as mutually beneficial: Referral relationships will be one key to our success. One of our strategies is to offer our services to businesses requiring services that are beyond their internal manpower. Savvy will portray a professional image and complete the services efficiently and cost effectively. Conducting business in this manner will result in a positive reflection on our Company as well as the referring client.

3.
Constantly monitor our market: We plan to constantly monitor our targeted market segmentations and adapt to consumers needs, wants and desires. To be successful, we plan to evolve and diversify or expand our scope of services to satisfy our clients.

The Company believes that raising $200,000 through the sale of common stock in this Offering will be sufficient for us to further develop and sustain operations through the next twelve (12) months. Thereafter, we believe that the recurring revenues from services performed will be sufficient to support ongoing operations. Unfortunately, this can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flow from operations will be adequate to maintain our business.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the Independent Auditors’ Report to the financial statements included in this registration statement, as of May 20, 2010 and for the period from April 30, 2010 (date of inception) to May 20, 2010.

Savvy Business Support, Inc. currently has one officer and director. This individual allocates time and personal resources to Savvy Business Support, Inc. on a part-time basis.

As of the date of this prospectus, Savvy Business Support, Inc. has 5,000,000 shares of $0.0001 par value Common Stock issued and outstanding, all held by one investor, our sole officer and director.

Our administrative offices located at 214 Broad Street, Red Bank NJ 07701. We use this office space free of charge from our sole director and officer.

Savvy Business Support, Inc.’s fiscal year end is September 30th.

About Our Business

Our main business involves offering general business services/support to start-up companies, small and medium businesses planning to expand, individuals, and other businesses and organizations. We offer comprehensive services tailored to the client’s desired goal and needs. The documentation we produce may be for a client’s internal use, compliance reporting or documentation supporting a business opportunity. We believe that the advantage we have over the competition is that we offer an all-encompassing solution with emphasis on due diligence, research on competitor analysis, strategy and implementation, market analysis and wide-ranging pro-forma financial projections.

We will provide the following consulting services to start-up companies for a flat monthly fee, or on an individually negotiated one-time fee basis:

•	General Business Education and Advice for novice entrepreneurs including Q&A sessions;

•	Business plan writing;

•	Determination of which type of entity would be best for the proposed business;

•	Support and assistance with the formation of the new business entity;

•	Providing corporate accounting and bookkeeping referrals; and

•	Support for corporate structuring and financing;

We will provide the following consulting services to going public companies for a flat monthly fee, or on an individually negotiated one-time fee basis:

•	Provide at least 3 Market Makers referrals* (complimentary service);
•
We will not be accepting any compensation for market maker referrals, and this service will be complementary. Our role in referring clientele to market makers will be solely introductory, in the form of a phone call or email linking the two parties. After such introductions are made, we will have no further direct dealings in such a context with the market maker.

•	Education - Explaining the role of the Market Makers, PCAOB auditors, transfer agents and the like to our clients to enable them to make informed decisions;

•	Provide at least 3 PCAOB Auditors referrals*;

•	Provide at least 3 qualified/accredited individual and/or institutional investors referrals*;

•	Support and explanation of going public;

•	Support for corporate structuring and financing; and

•	Support for filing of Form 211 (Rule 15c2-11).

We will provide the following consulting services to publicly traded companies for a flat monthly fee, or on an individually negotiated one-time fee basis:

•	As required, provide at least 3 Market Makers referrals* (complimentary service);
•
We will not be accepting any compensation for market maker referrals, and this service will be complementary. Our role in referring clientele to market makers will be solely introductory, in the form of a phone call or email linking the two parties. After such introductions are made, we will have no further direct dealings in such a context with the market maker.

•	Provide at least 3 IR/PR Firms referrals*;

•	Provide at least 3 qualified/accredited individual and/or institutional investors referrals*;

•	Support for SEC compliance;

•	Support for Blue Sky compliance;

•	Provide corporate accounting and PCAOB referrals* ;

•	Support for corporate structuring and financing.

*Referrals made by our Company to clients may involve certain conflicts of interest between the Company, Ms. Sourlis individually, Ms. Sourlis’ law firm, and the client. We will make every attempt to ensure that all known and possible conflicts of interest are disclosed to each client upon making such referral and, if not waived by the client, cease working with the client in one or more capacities.

Our Company believes that we have formulated a business model to succeed in a downsizing corporate America and a turbulent economy. We have conducted the necessary due diligence and we believe that we have tailored a multifaceted business model to compete in the business services sector.

Fees

Revenues will be derived from fees we will charge our clientele in the form of cash and on a case-by-case basis. In certain favorable circumstances, we may negotiate with the client and receive all or a portion of payment in the form of equity in such client’s company. We intend to offer clients our comprehensive services for a flat monthly fee, or on a project-by-project “à la carte” basis. At no time will we charge any client for referrals of market makers.

At the present time, we intend to charge clients a flat rate fee per month for comprehensive services. The amount of the monthly fee will vary and may increase based on the size and complexity of such client, the amount and skill of work involved, and based on individual negotiations with a particular client.

Fees for clients who elect to retain our services on a project-by-project basis shall be individually negotiated and will vary based on the size and complexity of such client, the amount and skill of work involved, and with consideration to rates being charged throughout the industry for similar services.

Our fee structure is subject to current market conditions and is therefore subject to change. However, at no point will the client be unaware of any rate change.

Organizational History

We were incorporated in State of Nevada on April 30, 2010. There are currently an aggregate of 5,000,000 shares of the Company’s Common Stock issued and outstanding.

The Company is authorized to issue one hundred ten million (110,000,000) shares of capital stock, one hundred million (100,000,000) shares of which are designated as Common Stock, and ten million (10,000,000) shares of which are designated as preferred stock, $0.0001 par value, which can be designated by the Board of Directors in one or more classes with voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions without stockholder approval.

Summary Financial Information

The table below summarizes the audited financial statements of Savvy Business Support, Inc. for the period April 30, 2010 (inception) to May 20, 2010:

Balance Sheet Summary:

At May 20, 2010
(Audited*)
Balance Sheet
Cash and Cash Equivalents	$5,000
Total Assets	$5,000
Total Liabilities	$3,750
Total Stockholders’ Equity	$1,250

* Taken from the Audited Financial Statements. The Company’s auditors did not audit the contents of this table.

Statement of Operations Summary:

At May 20, 2010
(Audited*)
Statement of Operations:
Revenue	$0
Net Loss	$(3,750)
Net Loss Per Share of Common Stock , basic and diluted	Nil

* Taken from the Audited Financial Statements. The auditors did not audit the contents of this table.

Important Information – No Required Minimum Amount of Shares that must be sold

There is no required minimum amount of Shares that must be sold in this offering. As a result, potential investors will not know how many Shares will ultimately be sold and the amount of proceeds the Company will receive from the offering. If the Company sells only a few Shares, potential investors may end up holding shares in a company that:

● hasn’t received enough proceeds from the offering to begin/sustain operations; and
● has no market for its shares.

This should be considered a substantial risk of investment, taken together with the “Risk Factors” section presented in this Prospectus.

AVAILABLE INFORMATION

Upon the effectiveness of the Company’s registration statement on Form S-1, of which this prospectus is a part, with the Securities and Exchange Commission (“SEC”), the Company will be subject to the reporting and information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will therefore be required to file annual and quarterly reports and other reports and statements with the SEC. Such reports and statements will be available free of charge on the SEC’s website, www.sec.gov.

DIVIDEND POLICY

We have never paid or declared dividends on our securities. The payment of cash dividends, if any, in the future is within the discretion of our Board and will depend upon our earnings, our capital requirements, financial condition and other relevant factors. We intend, for the foreseeable future, to retain future earnings for use in our business.

PRINCIPAL EXECUTIVE OFFICES

Our principal executive offices are located at 214 Broad Street, Red Bank NJ 07701. Our telephone number is (732) 530-9007. The offices are provided by our sole officer and director, free of charge.

Our website is located at: http://www.savvybizsupport.com. The contents of our website are not incorporated by reference herein.

STATUS AS A SHELL COMPANY

Because we have nominal operations and minimal assets, we are considered to be a shell company under the Securities Exchange Act of 1934, as amended. Because the company is considered a shell company, the securities sold in this offering can only be resold through registration under the Securities Act of 1933, as amended (the “Securities Act”); Section 4(1) of the Securities Act, if available, for non-affiliates; or by meeting the conditions of Rule 144(i) of the Securities Act.

Therefore, an investment in our Company should be considered extremely risky, and an investment suitable only for those who can afford to lose the entirety of their investment.

OFFERING SUMMARY

The Issuer:	Savvy Business Support, Inc., a Nevada corporation

Securities Being Offered:	2,000,000 shares of our Common Stock, par value $0.0001 per share.

Offering Price:	$0.10 per share.

Minimum Number of Shares to Be Sold in This Offering:	None

Company Capitalization:
Common Stock: 100,000,000 shares authorized; 5,000,000 shares outstanding as of the date of this prospectus.

Preferred Stock: 10,000,000 shares authorized; no shares outstanding and no series of preferred stock designated.

Common Stock Outstanding Before and After the Offering:
5,000,000 Shares of our Common Stock are issued and outstanding as of the date of this prospectus. Upon the completion of this offering, 7,000,000 shares will be issued and outstanding assuming all of the shares offered are sold.

Use of Proceeds:
We intend to use the proceeds to further develop and continue our business operations and other general working capital and expenses incurred relating to this registration statement. See “Use of Proceeds” section for more information.

Escrow Account:
The proceeds from the sale of the shares in this offering will be payable to “Virginia K. Sourlis, Esq. Escrow Agent f/b/o Savvy Business Support, Inc.” and will be deposited in a non-interest bearing bank account and closed upon from time to time until the Offering is terminated. All subscription agreements and checks are irrevocable and should be delivered to The Sourlis Law Firm, Virginia K. Sourlis, Esq., 214 Broad Street, Red Bank, NJ 07701. Failure to do so will result in checks being returned to the investor, who submitted the check. Savvy Business Support, Inc.’s escrow agent, The Sourlis Law Firm, acts as legal counsel for Savvy Business Support, Inc., and Virginia K. Sourlis, Esq. acts as the Company’s sole officer and director, and therefore they are not independent third parties.

Risk Factors:
See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our Common Stock. Because we have nominal operations and minimal assets, we are considered to be a shell company under the Securities Exchange Act of 1934, as amended. Because the company is considered a shell company, the securities sold in this offering can only be resold through registration under the Securities Act of 1933, as amended (the “Securities Act”); Section 4(1) of the Securities Act, if available, for non-affiliates; or by meeting the conditions of Rule 144(i) of the Securities Act.
Therefore, an investment in our Company should be considered extremely risky, and an investment suitable only for those who can afford to lose the entirety of their investment.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. In addition to the other information in this prospectus, you should carefully consider the following factors in evaluating us and our business before purchasing the shares of Common Stock offered hereby. This prospectus contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. Our actual results could differ materially. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below, as well as those discussed elsewhere in this prospectus, including the documents incorporated by reference.

Risks Related to Our Business

Because we have nominal assets and minimal operations, we are considered a shell company and our business is difficult to evaluate.

Because we nominal operations and minimal assets, we are considered to be a shell company as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. Because the company is considered a shell company, the securities sold in this offering can only be resold through registration under the Securities Act of 1933, as amended (the “Securities Act”); Section 4(1) of the Securities Act, if available, for non-affiliates; or by meeting the conditions of Rule 144(i) of the Securities Act.

To eliminate our status as a shell company, we are actively pursuing new clients thereby producing revenue and assets. This may be accomplished through our own initiatives and business strategies,. Since inception, the Company has been engaged in organizational efforts and in pursuing clients.

As the Company is currently a shell company with nominal assets and operations, there is a risk that we will be unable to continue as a going concern. The Company may have minimal operations or revenues or earnings from operations for several months. We currently do not have any significant assets or revenue. We anticipate we will sustain operating expenses without corresponding revenues.. This may result in our incurring a net operating loss that will increase continuously until we can generate revenues. There is no guarantee that we will develop and sustain a suitable business operation.

We are not currently profitable and may not become profitable.

At May 20, 2010, we had $5,000 cash on-hand and our stockholder’s equity was $1,250 and there is substantial doubt as to our ability to continue as a going concern. We have incurred operating losses since our formation and expect to incur losses and negative operating cash flows for the foreseeable future, and we may not achieve or maintain profitability. We expect to incur substantial losses for the foreseeable future and may never become profitable. We also expect to continue to incur significant operating and capital expenditures for the next several years and anticipate that our expenses will increase substantially in the foreseeable future. We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. As a result, we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our Common Stock.

Subject to negotiation, our fees may be paid in the form of restricted stock of our clients.

In certain situations, we may negotiate with our clients to receive all or a portion of payment owed to us for services rendered in the form of equity in that client’s company. Such determination will be made by our sole officer, Virginia K. Sourlis. While we generally prefer to receive cash compensation, our officer may believe that certain situations require the receipt of restricted equity as compensation. Risks associated with receiving restricted equity compensation include, but are not limited to, 1) problems of liquidity where no market exists for such equity and therefore the Company cannot sell such equity and realize cash; 2) the client goes out of business and such equity is rendered worthless; 3) the equity is sold for less than the value of services provided by us to the client.

We believe that it is necessary to receive a limited amount of equity in order to hedge the associated risks involved with such form of payment. However, any loss we experience related to equity compensation could have a material effect on our ability to become profitable, and in the long term, to continue as a going concern.

We might not have enough proceeds to continue operations or develop a market.

There is no required minimum amount of Shares that must be sold in this offering. As a result, potential investors will not know how many Shares will ultimately be sold and the amount of proceeds the Company will receive from the offering. If the Company sells only a few Shares, potential investors may end up holding shares in a company that:

● hasn’t received enough proceeds from the offering to begin/sustain operations; and
● has no market for its shares.

We are subject to all of the complications and difficulties associated with new enterprises.

We have a limited history upon which an evaluation of our prospects and future performance can be made. Our proposed operations are subject to all business risks associated with new enterprises. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business operation in an emerging industry, and the continued development of advertising, promotions, and a corresponding customer base. There is a possibility that we could sustain losses in the future, and there are no assurances that we will ever operate profitably.

We are a consulting company and while our management believes that it can implement our business plan, attract highly talented personnel and develop a market for its products and services, our plan of operations are subject to changing needs of target clientele, market conditions and various other factors out of our control. For these and other reasons, the purchase of the Shares should only be made by persons who can afford to lose their entire investment.

Virginia K. Sourlis, the sole officer and director of the Company, currently is a fulltime attorney devoting approximately 40 hours a week to outside matters which could result in her inability to properly manage company affairs, resulting in our remaining a start-up company with no revenues or profits.

Our business plan does not provide for the hiring of any additional employees until revenue will support the expense, which is estimated to be the third quarter of operations. Until that time, the responsibility of developing the Company's business, offering and selling of the shares through this prospectus, and fulfilling the reporting requirements of a public company all fall upon Virginia K. Sourlis, who has limited time to manage the affairs of the Company. We have not formulated a plan to resolve any possible conflict of interest with her other business activities. In the event she is unable to fulfill any aspect of her duties to the Company we may experience a shortfall or complete lack of revenue resulting in little or no profits and eventual closure of the business.

Our sole officer and director is named on the “Prohibited Attorney” list with the Pink OTC Markets, Inc., a private and non-regulatory organization, which could have a perceived negative effect on our business.

Our sole officer and director, Virginia Sourlis, has been in a legal dispute with the Pink OTC Markets, Inc., a private company that is not a regulatory organization or tribunal. The dispute stems from the Pink OTC Markets unilateral decision to place Ms. Sourlis’ name on a list of attorneys from whom only the Pink OTC Markets would no longer accept Ms. Sourlis’ legal opinions. Ms. Sourlis is a corporate and securities attorney with over 18 years of experience, a retired FINRA Arbitration Chairperson, and is in good standing with all regulatory organizations, including, but not limited to, the SEC, FINRA and the bar association. Ms. Sourlis believes that the Pink OTC Markets decision is without merit. The Pink OTC Markets has agreed that Ms. Sourlis’ name will be removed from the list in March, 2011. As a matter of internal procedure by the Pink OTC Markets, the removal of attorney names on the Pink OTC Markets Prohibited Attorney List is done automatically after a period of five years, with no determination ever being made regarding any conduct of such attorney. Until Ms. Sourlis’ name is removed from the list, the placement of Ms. Sourlis’ name on the Pink OTC Market’s website could potentially have a perceived negative impact on the Company’s ability to retain clientele who plan to quote their securities on the Pink Sheets.

We do not yet have any substantial assets and are dependent upon the proceeds of this offering to fund our business. If we do not sell enough shares in this offering to continue operations, our sole officer and director has verbally agreed to fund our operations, which could end at any time, and which will increase our liabilities which could have a negative effect on your common stock. .

As of May 27, 2010, Savvy Business Support, Inc. has $5,000 in assets and limited capital resources. In order to continue operating through 2010, we must raise approximately $200,000 in gross proceeds from this offering. To date, our operations have been funded by our sole officer and director pursuant to a verbal, non binding agreement. Ms. Sourlis has agreed to personally fund the Company’s overhead expenses, including legal, accounting, and operational expenses until the Company can achieve revenues sufficient to sustain its operational and regulatory requirements. As of the date of this registration statement, there are currently no monies owed to Ms. Sourlis pursuant to this verbal agreement.

Unless the Company begins to generate sufficient revenues to finance operations as a going concern, the Company may experience liquidity and solvency problems. Such liquidity and solvency problems may force us to cease operations if additional financing is not available.

In the event our Company does not have adequate proceeds from this offering, our sole Officer and Director, Ms. Sourlis, has verbally agreed to fund the Company for an indefinite period of time. The funding of the Company by Ms. Sourlis will create a further liability of the Company to be reflected on the Company’s financial statements. Ms. Sourlis’ commitment to personally fund the Company is not contractual and could cease at any moment in her sole and absolute discretion.

Also, as a public company, we will incur professional and other fees in connection with our quarterly and annual reports and other periodic filings the SEC.  Such costs can be substantial and we must generate enough revenue or raise money from offerings of securities or loans in order to meet these costs and our SEC filing requirements.

We are highly dependent on the services of Virginia K. Sourlis, our sole officer and sole director.

Our success depends on the efforts and abilities of Virginia K. Sourlis, our sole officer and sole director. Ms. Virginia is a licensed attorney and Managing Partner of The Sourlis Law Firm, a boutique law firm specializing in Corporate and Securities Law, located in Red Bank, New Jersey. Ms. Sourlis’ legal and business credentials and experience is more fully elaborated upon in this Prospectus under the headings “Business – Product Development” and “Directors, Executive Officers, Promoters and Control Persons.” The loss of the services of Ms. Sourlis would have a material adverse effect on us. Our success also depends upon our ability to attract and retain qualified personnel required to fully implement our business plan. There can be no assurance that we will be successful in these efforts. In addition, Virginia Sourlis provides us office space in her professional business office free of charge. Our loss of her services would require us to obtain alternative office space for which we could expect to incur substantial lease fees. Furthermore, Ms. Sourlis’ law firm is representing the Company free of charge. Should we lose Ms. Sourlis as an Officer of the Company, we would immediately start to incur legal fees which could be substantial.

As our business grows, we will need to attract additional employees which we might not be able to do.

We have one part-time officer and director, Ms. Virginia K. Sourlis, the President and sole director. In order to grow and implement our business plan, we would need to add managerial talent to support our business plan. There is no guarantee that we will be successful in adding such managerial talent.

Our business referrals may be subject to conflicts of interest, which could result in the loss of clients.

Much of our services to clients involve referring clients to outside third party service providers. Referrals made by our Company to clients may involve certain conflicts of interest between the Company, Ms. Sourlis individually, Ms. Sourlis’ law firm, and the client. We will make every attempt to ensure that all known and possible conflicts of interest are disclosed to each client upon making such referral and, if not waived by the client, cease working with the client in one or more capacities.

Failure on our part to identify and properly notify a client of any potential conflict of interest could result in legal proceedings, harm to our reputation and goodwill, and generally could have an overall material adverse affect on our business.

Our ability to become profitable and continue as a going concern will be dependent on our ability to attract , employ and retain highly skilled individuals to serve our clients.

The nature of our business requires that we employ “skilled persons”, to perform highly skilled and specialized tasks for our clientele. We define “skilled persons” as professionals with defined skill sets including auditing, corporate accounting, bookkeeping, public company compliance reporting, finance, business writing, and research and development.

While we have identified several skilled persons that we plan on contacting for employment with our Company, as of the date of this registration statement, we have not contacted nor have we entered into any agreements with any skilled persons, as we do not yet have the funds to retain them.

Our failure to retain such personnel could have a material adverse effect on our ability to offer services to clientele, and could potentially have a negative effect on our business. While we are confident that we will be able to find such persons, there is no guarantee that skilled persons will be available and willing to work for us in the future, nor is there any guarantee that we could afford to retain them if they are available at a future time.

We may not be able to compete successfully with current and future competitors.

Savvy Business Support, Inc. has many potential competitors in the business support industry. We will compete, in our current and proposed businesses, with other companies, some of which have far greater marketing and financial resources and experience than we do. We cannot guarantee that we will be able to penetrate our intended market and be able to compete profitably, if at all. In addition to established competitors, there is ease of market entry for other companies that choose to compete with us. Effective competition could result in price reductions, reduced margins or have other negative implications, any of which could adversely affect our business and chances for success. Competition is likely to increase significantly as new companies enter the market and current competitors expand their services. Many of these potential competitors are likely to enjoy substantial competitive advantages, including: larger staffs, greater name recognition, larger customer bases and substantially greater financial, marketing, technical and other resources. To be competitive, we must respond promptly and effectively to the challenges of financial change, evolving standards and competitors' innovations by continuing to enhance our services and sales and marketing channels. Any pricing pressures, reduced margins or loss of market share resulting from increased competition, or our failure to compete effectively, could fatally damage our business and chances for success.

We may not be able to manage our growth effectively.

We must continually implement and improve our products and/or services, operations, operating procedures and quality controls on a timely basis, as well as expand, train, motivate and manage our work force in order to accommodate anticipated growth and compete effectively in our market segment. Successful implementation of our strategy also requires that we establish and manage a competent, dedicated work force and employ additional key employees in corporate management, product design, client service and sales. We can give no assurance that our personnel, systems, procedures and controls will be adequate to support our existing and future operations. If we fail to implement and improve these operations, there could be a material, adverse effect on our business, operating results and financial condition.

If we do not continually update our services, they may become obsolete and we may not be able to compete with other companies.

We cannot assure you that we will be able to keep pace with advances or that our services will not become obsolete. We cannot assure you that competitors will not develop related or similar services and offer them before we do, or do so more successfully, or that they will not develop services and products more effective than any that we have or are developing. If that happens, our business, prospects, results of operations and financial condition will be materially adversely affected.

We have agreed to indemnify our officers and directors against lawsuits to the fullest extent of the law.

We are a Nevada corporation. Nevada law permits the indemnification of officers and directors against expenses incurred in successfully defending against a claim. Nevada law also authorizes Nevada corporations to indemnify their officers and directors against expenses and liabilities incurred because of their being or having been an officer or director. Our organizational documents provide for this indemnification to the fullest extent permitted by law.

We currently do not maintain any insurance coverage. In the event that we are found liable for damage or other losses, we would incur substantial and protracted losses in paying any such claims or judgments. We have not maintained liability insurance in the past, but intend to acquire such coverage immediately upon resources becoming available. There is no guarantee that we can secure such coverage or that any insurance coverage would protect us from any damages or loss claims filed against it.

If we engage in any acquisition, we will incur a variety of costs and may never realize the anticipated benefits of the acquisition.

We may attempt to acquire businesses, technologies, services or products or license technologies that we believe are a strategic fit with our business. We have limited experience in identifying acquisition targets, and successfully completing and integrating any acquired businesses, technologies, services or products into our current infrastructure. The process of integrating any acquired business, technology, service or product may result in unforeseen operating difficulties and expenditures and may divert significant management attention from our ongoing business operations. As a result, we will incur a variety of costs in connection with an acquisition and may never realize our anticipated benefits.

We may engage in transactions that present conflicts of interest.

The Company’s officers and directors may enter into agreements with the Company from time to time which may not be equivalent to similar transactions entered into with an independent third party. A conflict of interest arises whenever a person has an interest on both sides of a transaction. While we believe that it will take prudent steps to ensure that all transactions between the Company and any officer or director is fair, reasonable, and no more than the amount it would otherwise pay to a third party in an “arms’-length” transaction, there can be no assurance that any transaction will meet these requirements in every instance.

Risks Relating to Ownership of Our Common Stock

There is no active market for our Common Stock. One may never develop or if developed, be sustained and you could lose your investment in our Common Stock.

Currently, there is no active trading market for our Common Stock. Following the effectiveness of this registration statement, we intend to request that a broker-dealer/market maker submit an application to make a market for our Common Stock shares on the OTC Bulletin Board. There can be no assurance, however, that the application will be accepted or that any trading market will ever develop or be maintained on the OTC Bulletin Board. Any trading market that may develop in the future for our Common Stock will most likely be very volatile; and numerous factors beyond our control may have a significant effect on the market. Only companies that report their current financial information to the SEC may have their securities included on the OTC Bulletin Board. Therefore, only upon the effective date of this registration statement will our Common Stock become eligible to be quoted on the OTC Bulletin Board. In the event that we lose our status as a "reporting issuer," any future quotation of our Common Stock on the OTC Bulletin Board may be jeopardized.

We are selling this offering without an underwriter and may be unable to sell any shares. Unless we are successful in selling the shares and receiving the proceeds from this offering, we may have to seek alternative financing to implement our business plans and you would receive a return of your entire investment.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commissions. She will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that she will be able to sell any of the shares.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

There is presently no demand for our Common Stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Savvy Business Support, Inc. and anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our Common Stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our Common Stock quoted on a public trading market, your Common Stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

The failure to comply with the internal control evaluation and certification requirements of Section 404 of Sarbanes-Oxley Act could harm our operations and our ability to comply with our periodic reporting obligations.

Our Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We are also required to comply with the internal control evaluation and certification requirements of Section 404 of the Sarbanes-Oxley Act of 2002. We are in the process of determining whether our existing internal controls over financial reporting systems are compliant with Section 404. This process may divert internal resources and will take a significant amount of time, effort and expense to complete. If it is determined that we are not in compliance with Section 404, we may be required to implement new internal control procedures and reevaluate our financial reporting. We may experience higher than anticipated operating expenses as well as outside auditor fees during the implementation of these changes and thereafter. Further, we may need to hire additional qualified personnel in order for us to be compliant with Section 404. If we are unable to implement these changes effectively or efficiently, it could harm our operations, financial reporting or financial results and could result in our being unable to obtain an unqualified report on internal controls from our independent auditors, which could adversely affect our ability to comply with our periodic reporting obligations under the Exchange Act and the rules of the Nasdaq Global Market.

Our Common Stock will be subject to the "Penny Stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

	that a broker or dealer approve a person's account for transactions in penny stocks; and

	the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

	obtain financial information and investment experience objectives of the person; and


make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

	sets forth the basis on which the broker or dealer made the suitability determination; and

	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our Common Stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The price of our shares of Common Stock in the future may be volatile.

If a market develops for our Common Stock, of which no assurances can be given, the market price of our Common Stock will likely be volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including: technological innovations or new products and services by us or our competitors; additions or departures of key personnel; sales of our Common Stock; our ability to integrate operations, technology, products and services; our ability to execute our business plan; operating results below expectations; loss of any strategic relationship; industry developments; economic and other external factors; and period-to-period fluctuations in our financial results. Because we have a very limited operating history with limited to no revenues to date, you may consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above. In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our Common Stock.

Investors in this offering will bear a substantial risk of loss due to immediate and substantial dilution.

The principal shareholder of Savvy Business Support, Inc. is Virginia K. Sourlis, who also serves as its Director, and President. Ms. Sourlis owns 5,000,000 restricted shares of the Company’s Common Stock. Upon the sale of the Common Stock offered hereby, the investors in this offering will experience an immediate and substantial “dilution.” Therefore, the investors in this offering will bear a substantial portion of the risk of loss. Additional sales of the Company’s Common Stock in the future could result in further dilution. Please refer to the section entitled “Dilution” herein.

FORWARD LOOKING STATEMENTS

When used in this Prospectus, the words or phrases “will likely result,” “we expect,” “will continue,” “anticipate,” “estimate,” “project,” ”outlook,” “could,” “would,” “may,” or similar expressions are intended to identify forward-looking statements. We wish to caution readers not to place undue reliance on any such forward-looking statements, each of which speaks only as of the date made. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. Such risks and uncertainties include, among others, success in reaching target markets for products in a highly competitive market and the ability to attract future customers, the size and timing of additional significant orders and their fulfillment, the success of our business emphasis, the ability to finance and sustain operations, the ability to raise equity capital in the future, e and the size and timing of additional significant orders and their fulfillment. We have no obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect anticipated or unanticipated events or circumstances occurring after the date of such statements.

DESCRIPTION OF BUSINESS

General

Savvy Business Support, Inc. (the “Company,” “we,” “us,” “Savvy,” “our,” and similar terms) was incorporated in the State of Nevada on April 30, 2010. The Company is offering general business services/support to start-up companies, small and medium business planning to expand, individuals, and other business and organizations. We offer comprehensive services tailored to the client’s desired goal and needs. The documentation we produce may be for a client’s internal use, compliance reporting or documentation supporting a business opportunity. The advantage we have over the competition is that we offer an all-encompassing solution with emphasis on due diligence, competition analysis, strategy and implementation, market analysis and wide-ranging pro-forma financial projections.

Organizational History

We were incorporated in State of Nevada on April 30. 2010. There are currently an aggregate of 5,000,000 shares of the Company’s Common Stock issued and outstanding, all of which are held by our sole officer and director. Because we currently have nominal operations and minimal assets, we are currently considered to be a shell company as defined in Rule 12b-2 of the Exchange Act, as amended. Because the company is considered a shell company, the securities sold in this offering can only be resold through registration under the Securities Act of 1933, as amended (the “Securities Act”); Section 4(1) of the Securities Act, if available, for non-affiliates; or by meeting the conditions of Rule 144(i) of the Securities Act.

The Company is authorized to issue one hundred ten million (110,000,000) shares of capital stock, one hundred million (100,000,000) shares of which are designated as Common Stock, and ten million (10,000,000) shares of preferred stock, $0.0001 par value, which can be designated by the Board of Directors in one or more classes with voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions.

Business Overview

Located in Red Bank, New Jersey and on the web at http://www.savvybizsupport.com, (the contents of which are not incorporated by reference herein), Savvy Business Support, Inc. offers general business services/support to start-up companies, small and medium business planning to expand, individuals, and other business and organizations. We offer comprehensive services tailored to the client’s desired goal and needs. The documentation we produce may be for a client’s internal use, compliance reporting or documentation supporting a business opportunity. We believe that the advantage we have over the competition is that we offer an all-encompassing solution with emphasis on due diligence, research on competitor analysis, strategy and implementation, market analysis and wide-ranging pro-forma financial projections.

The Company believes it has formulated a business model to succeed in a downsizing corporate America and a turbulent economy the country has been recently experiencing. We have conducted the necessary due diligence and we believe that we have tailored a multifaceted business model to compete in the business services sector.

As corporate America downsizes, there are more and more skilled/talented people looking for employment. We use the words skilled/talented to represent people with defined skill sets including auditing, corporate accounting, bookkeeping, public company compliance reporting, finance, business writing, and research and development. Even though corporate America is downsizing and laying off employees, U.S. reporting companies continue to have duties and reporting requirements that require compliance. Our multifaceted business model has identified a number of these duties and plans to offer these services to business on an as needed basis. Regardless of the service required, the Company has already identified skilled individuals to complete the services. The Company has identified several individuals that have the necessary skills/talents to launch the Company in its initial phase. As of the date of this registration statement, we have not contact or approached such individuals about the prospect of working for us. We are confident that the Company will always be able to find skilled/talented people to perform virtually any task because of the diversity of the local talent pool.

As of the date of this registration statement, we have not contacted any of the individuals that we have identified to potentially work for us. We have also not adopted any guidelines for contracting with such individuals, and believe that that the contractual arrangement between our Company and such individuals will be determined on a case-by-case basis, based upon the skill-set of such individual and the market demand for a particular field.

Product Development

We will provide the following consulting services to start-up companies for a flat monthly fee or individually negotiated one-time fee:

•	General Business Education and Advice for novice entrepreneurs including Q&A sessions;

•	Business plan writing;

•	Determination of which type of entity would be best for the proposed business;

•	Support and assistance with the formation of the new business entity;

•	Providing corporate accounting and bookkeeping referrals; and

•	Support for corporate structuring and financing;

We will provide the following consulting services to going public companies for a flat monthly fee or individually negotiated one-time fee:
•	Provide at least 3 Market Makers referrals* (complimentary service);
•
We will not be accepting any compensation for market maker referrals, and this service will be complementary. Our role in referring clientele to market makers will be solely introductory, in the form of a phone call or email linking the two parties. After such introductions are made, we will have no further direct dealings in such a context with the market maker.

•	Education - Explaining the role of the Market Makers, PCAOB auditors, transfer agents and the like to our clients to enable them to make informed decisions;

•	Provide at least 3 PCAOB Auditors referrals*;

•	Provide at least 3 qualified/accredited individual and/or institutional investors referrals*;

•	Support and explanation of going public;

•	Support for corporate structuring and financing; and

•	Support for filing of Form 211 (Rule 15c2-11).

We will provide the following consulting services to publicly traded companies for a flat monthly fee or individually negotiated one-time fee:

•	As required, provide at least 3 Market Makers referrals* (complimentary service);
•
We will not be accepting any compensation for market maker referrals, and this service will be complementary. Our role in referring clientele to market makers will be solely introductory, in the form of a phone call or email linking the two parties. After such introductions are made, we will have no further direct dealings in such a context with the market maker.

•	Provide at least 3 IR/PR Firms referrals*;

•	Provide at least 3 qualified/accredited individual and/or institutional investors referrals*;

•	Support for SEC compliance;

•	Support for Blue Sky compliance;

•	Provide corporate accounting and PCAOB referrals* ;

•	Support for corporate structuring and financing.

*Referrals made by our Company to clients may involve certain conflicts of interest between the Company, Ms. Sourlis individually, Ms. Sourlis’ law firm, and the client. We will make every attempt to ensure that all known and possible conflicts of interest are disclosed to each client upon making such referral and, if not waived by the client, cease working with the client in one or more capacities.

Our Company believes that we have formulated a business model to succeed in a downsizing corporate America and a turbulent economy. We have conducted the necessary due diligence and we believe we tailored a multifaceted business model to compete in the business services sector.

Fees

Revenues will be derived from fees we will charge our clientele in the form of cash and on a case-by-case basis. In certain favorable circumstances, we may negotiate with the client and receive all or a portion of payment in the form of equity in such client’s company. We intend to offer clients our comprehensive services for a flat monthly fee, or on a project-by-project “à la carte” basis. At no time will we charge any client for referrals of market makers.

At the present time, we intend to charge clients a flat rate fee per month for comprehensive services. The amount of the monthly fee will vary and may increase based on the size and complexity of such client, the amount and skill of work involved, and based on individual negotiations with a particular client.

Fees for clients who elect to retain our services on a project-by-project basis shall be individually negotiated and will vary based on the size and complexity of such client, the amount and skill of work involved, and with consideration to rates being charged throughout the industry for similar services.

Our fee structure is subject to current market conditions and is therefore subject to change. However, at no point will the client be unaware of any rate change.

Product and service development will be conducted under the direction of our sole Officer and Director, Virginia K. Sourlis, Esq. and MBA. Ms. Sourlis, a Villanova Law and Villanova School of Business Alumni (joint JD/MBA degree 1991)  who received her undergraduate degree from Stanford University (1986) and has studied at Oxford University in the United Kingdom (1985), is a practicing New Jersey licensed attorney with almost twenty years of experience in securities, corporate and mergers & acquisitions law areas. Her strong educational background and years of experience are believed by the Company to render her extremely capable and insightful towards bringing the Company’s business plan to fruition. Under her direction, the Company plans to pursue product development based on the client needs and direction of the marketplace. Initially, the Company plans to offer general business consulting/services consisting of compliance reporting, bookkeeping, business writing, finance, and research and development. In addition, we will offer business plan writing services that will be marketed more towards individuals and referrals from accountants, lawyers and other business professionals. The goal of Savvy is to offer competent and complete satisfaction to its customers.

Industry Analysis

Competition in the general field of business consulting is quite intense. Although numerous established companies offer a variety of services to different customer segments, the Company believes competition in the small and medium size businesses marketplace to be modest. It is our belief that customers in this segment strongly rely on a referral consultant’s professional qualifications and the ability to come up with viable solutions in a time and cost-effective manner to satisfy their clients’ needs.

Marketing

The Company will adopt a focused marketing strategy based on the identified four major classifications of market segmentation to target and adopted a focused marketing strategy. These classifications include:

·	Individual Entrepreneurs

·	Small – Large Privately Held Companies

·	Small to Large Publicly Traded Corporations

·	Small to Large Going Public Companies

Individual Entrepreneurs
Marketing to this segment poses challenges because success will depend upon an ambitious campaign including word-of-mouth and personal relationships. Despite the challenges associated with cultivating business from this segment, the Company performed due diligence on the market classifications and the results indicate that this is the fastest growing segment.

Small – Large Privately Held Companies
The classification of this segment includes businesses with 25 to 5,000 employees. Based on our classifications, marketing to this segment will require a strategy similar to individual proprietors. The marketing strategy will emphasize networking with individuals, business acquaintances and professionals. The goal to attracting business is by offering our services as a value added benefit to their clients’ needs.

Small to Large Going Public Companies
Procuring business from this segment will be somewhat more conventional and we have plans for a frugal marketing campaign that is target market driven. Due diligence performed by the Company revealed that this market segment has the most potential to generate revenue consistently on a short-term and long-term basis.

The Company’s primary planned marketing strategy targets building long-term customer relationships, which will result in repeat business. Since our core business is business services/consulting, we plan to market our company as a competent and reliable referral source. We will place emphasis on our services that address the needs of smaller clients that the Company may not have the resources to satisfy internally or which they have not found a competent and reliable referral source.

Small to Large Publicly Traded Corporations
Savvy is finalizing a marketing strategy to attract clients and business from this segment. We will guarantee the same competent end services as the firms with the recognizable well-known names. Retaining clientele from companies already publicly traded could prove challenging, as such companies typically have consultants and third party service provides already in place and under contract.

Growth Strategy of the Company

Our mission is to maximize shareholder value through expanding the scope of services offered while continually evaluating and cultivating new and alternative revenue generating opportunities. While a strategic and wisely executed referral based marketing campaign is vital to expanding our client base, providing superior service and reliability will ensure a solid operation built for long-term success.

The overall objective is to focus efforts towards our specialized services and to become a leader in this service driven sector. Generating sufficient cash flow to finance future growth and development is a key factor to growing and expanding the business at a rate that is both challenging and manageable.

Competitive Analysis

The Company has many potential competitors in the business consulting services industry. We consider the competition to be competent, experienced, and they have greater financial and marketing resources than we do at the present time. Our ability to compete may be adversely affected by the ability of these competitors to devote greater resources to the marketing of their services than are available to our Company. Some of the Company’s competitors also offer a wider scope of services and have greater name recognition. Our competitors include large accounting firms that also have extensive customer bases.

The Company has identified, analyzed, and broke down the competition into three major classes. These include individual consultants who devote their fulltime to marketing themselves to potential clients, small to large accounting businesses who operate business consulting divisions in addition to their primary accounting and auditing businesses, and large consulting companies that have a substantial amount of skilled and experienced employees under contract.

Twelve- Month Growth Strategy and Milestones

The Company planned the goals and milestones based on raising $200,000 through the offering. We have prudently budgeted the $200,000 to sustain operations for a twelve-month period. The Company believes it will start to generate revenue within twelve (12) months from the date of this registration statement. However there is no guarantee that this will be attained (See “Risk Factors” section).

Note: The Company planned the milestones based on quarters following the closing of the offering.

0-3 Months:
·	Continue word-of-mouth campaign with Individual Proprietors
·	Finalize sales and marketing material
·	Secure web domain
·	Evaluate and hire web designer
·	Finalize list of contract labor
·	Continue due diligence on small to large private companies
·	Initiate due diligence to indentify small to large going public companies
·	Initiate due diligence and identify contact persons with small to large publicly traded companies

4-6 Months:
·	Finalize web site development
·	Continue with direct marketing efforts and word-of-mouth campaign with individual proprietors
·	Establish direct marketing campaign to small to large private companies
·	Establish direct marketing campaign to small to large going public companies and publicly traded companies
·	Evaluate and identify joint venture partners and relationships

 7-9 Months:
·	Further nurture joint venture opportunities
·	Continue efforts to market our services to individuals, small to large private companies, small to large going public companies, and small to large publicly traded companies
·	Initiate two-year marketing and overall business plan based on past six month’s progress

10-12 Months:
·	Analyze web-site leads/revenue generating effectiveness and make necessary adjustments/changes
·	Analyze marketing efforts to date and address necessary decencies
·	Evaluate need to hire employees versus using contract labor
·	Finalize detailed two-year marketing and business plan

Patents and Trademarks

At the present we do not have any patents or trademarks.

Need for any Government Approval of Products or Services

We do not require any government approval for our services.

Government and Industry Regulation

We will be subject to federal laws and regulations that relate directly or indirectly to our operations including securities laws. We will also be subject to common business and tax rules and regulations pertaining to the operation of our business.

Research and Development Activities

Other than time spent researching our proposed business, the Company has not spent any funds on research and development activities to date. The Company plans to spend funds on Services Development as detailed in sections titled “Use of Proceeds,” “Description of Business” and “Management’s Discussion and Analysis or Plan of Operation.”

Environmental Laws

Our operations are not subject to any Environmental Laws.

Employees and Employment Agreements

We currently have one employee, our executive officer, Ms. Virginia K. Sourlis who is responsible for the primary operation of our business. There are no formal employment agreements between the Company and our current employee. The loss of Ms. Sourlis’ services would have a material adverse and catastrophic impact on our business operations, which should be considered a high risk of investment.

In the event our Company does not have adequate proceeds from this offering, our sole Officer and Director, Ms. Sourlis, has verbally agreed to fund the Company for an indefinite period of time. The funding of the Company by Ms. Sourlis will create a further liability to the Company to be reflected on the Company’s financial statements. Ms. Sourlis’ commitment to personally fund the Company is not contractual and could cease at any moment in her sole and absolute discretion.

Penny Stock Rules

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

-	Contains a description of the nature and level of risk in the market for penny stock in both Public offerings and secondary trading;

-
Contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

-	Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;

-	Contains a toll-free number for inquiries on disciplinary actions;

-	Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

-	Contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

-	The bid and offer quotations for the penny stock;

-	The compensation of the broker-dealer and its salesperson in the transaction;

-	The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

-	Monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Regulation M

Our officer and director, who will offer and sell the Shares, is aware that she is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

Stock Transfer Agent

We currently do not have a stock transfer agent. However, we will identify an agent to retain that will facilitate the processing of the certificates upon closing of the offering. .

DESCRIPTION OF PROPERTY

Our executive office is currently located 214 Broad Street, Red Bank, New Jersey 07701. This space is provided to us free of charge by our sole director and officer. The loss of services of Ms. Sourlis would result in the Company being required to obtain outside office space at a potentially high cost.

We anticipate that we will require additional office space to facilitate the implementation of our business plan once sufficient revenues are attained which would allow such an action. We have recently undertaken a comprehensive review of additional office space available in the Red Bank, New Jersey area and found that many suitable commercial office spaces are perpetually available, and that prices range from approximately $25.00 - $30.00 per square foot. Management of the Company believes that office space of approximately one thousand square feet will be sufficient for current operations, but anticipates that continued growth or expansion could require larger space.

LEGAL PROCEEDINGS

Our sole officer and director, Virginia Sourlis, has been in a legal dispute with the Pink OTC Markets, Inc., a private company that is not a regulatory organization or tribunal. The dispute stems from the Pink OTC Markets unilateral decision to place Ms. Sourlis’ name on a list of attorneys from whom only the Pink OTC Markets would no longer accept Ms. Sourlis’ legal opinions. Ms. Sourlis is a corporate and securities attorney with over 18 years of experience, a retired FINRA Arbitration Chairperson, and is in good standing with all regulatory organizations, including, but not limited to, the SEC, FINRA and the bar association. Ms. Sourlis believes that the Pink OTC Markets decision is without merit. The Pink OTC Markets has agreed that Ms. Sourlis’ name will be removed from the list in March, 2011. As a matter of internal procedure by the Pink OTC Markets, the removal of attorney names on the Pink OTC Markets Prohibited Attorney List is done automatically after a period of five years, with no determination ever being made regarding any conduct of such attorney. Until Ms. Sourlis’ name is removed from the list, the placement of Ms. Sourlis’ name on the Pink OTC Market’s website could potentially have a perceived negative impact on the Company’s ability to retain clientele who plan to quote their securities on the Pink Sheets.

Other than the above-mentioned, we are not currently a party to any legal proceedings nor do we have knowledge of any pending or threatened legal claims.

USE OF PROCEEDS

Selling all of the shares in the offering will result in $200,000 gross proceeds to Savvy Business Support, Inc. We expect to disburse the proceeds from this offering in the priority set forth below within the first 12 months after successful completion of this offering (assuming the offering becomes fully subscribed):

Savvy Business Support, Inc. intends to use the proceeds from this offering as follows in the event 10%, 50% and 100% of the Shares are sold (minus offering expenses of $7,000, including SEC registration fees and legal, accounting, and printer and transfer agent fees):

Application of Proceeds Assuming 10% of total Offering is attained:

Offering Proceeds	$13,000

Marketing & Sales Initiatives	$5,000

Operating Expenses (1)	$5,000

Salaries (2)	$0.00

Production of revenue producing media and content	$1,000

General Working Capital	$2,000

Total Estimated Use of Proceeds	$13,000

(1)	Includes legal fees, accounting fees, and general overhead.
(2)	No salaries will be paid until the company is profitable.

Application of Proceeds Assuming 50% of total Offering is attained:

Offering Proceeds	$93,000

Marketing & Sales Initiatives	$35,000

Operating Expenses (1)	$35,000

Salaries (2)	$0.00

Production of revenue producing media and content	$7,000

General Working Capital	$16,000

Total Estimated Use of Proceeds	$93,000

(1)	Includes legal fees, accounting fees, and general overhead.
(2)	No salaries will be paid until the company is profitable.

Application of Proceeds Assuming 100% of total Offering is attained:

Offering Proceeds	$193,000

Marketing & Sales Initiatives	$75,000

Operating Expenses (1)	$75,000

Salaries (2)	$0.00

Production of revenue producing media and content	$29,000

General Working Capital	$14,000

Total Estimated Use of Proceeds	$193,000

(1)	Includes legal fees, accounting fees, and general overhead.
(2)	No salaries will be paid until the company is profitable.

The above tables represent our intended uses of proceeds based on our ability to raise certain amounts of the contemplated offering. To the extent that we cannot raise the entire amount contemplated by this offering, our sole Officer and Director, Virginia K. Sourlis, has verbally agreed to fund the Company for an indefinite period of time. The funding of the Company by Ms. Sourlis will create a further liability to the Company to be reflected on the Company’s financial statements. Ms. Sourlis’ commitment to personally fund the Company is not contractual and could cease at any moment in her sole and absolute discretion.

DETERMINATION OF OFFERING PRICE

The $0.10 per share offering price of our Common Stock was determined based on our internal assessment of what the market would support. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value.

We intend to apply to request a broker-dealer apply to have our Common Stock listed on the OTC Bulletin Board upon the effectiveness of the registration statement on Form S-1, of which this prospectus is a part. If our Common Stock becomes listed on the OTC Bulletin Board and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale. The offering price would thus be determined by market factors outside of our control.

DILUTION

Upon purchasing share in this offering, you will experience immediate and substantial dilution.

“Dilution” represents the difference between the offering price of the shares of Common Stock and the net book value per share of Common Stock immediately after completion of the offering. “Net Book Value” is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of Savvy’s issued and outstanding stock. This is due in part because of the Common Stock issued to the Savvy officer, director, and employee totaling 5,000,000 shares at par value $0.0001 per share versus the current offering price of $0.10 per share. Savvy’s net book value on May 20, 2010 was $1,250 or $0.0003 per share. Assuming all 2,000,000 shares offered are sold, and in effect Savvy receives the maximum estimated proceeds of this offering from shareholders, Savvy’s net book value will be approximately $201,250 or $0.0288 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately 70% while the Savvy present stockholder will receive an increase of $0.0713 per share in the net tangible book value of the shares that she holds. This will result in a 71% dilution for purchasers of stock in this offering.

This table represents a comparison of the prices paid by purchasers of the Common Stock in this offering and the individual who received shares in Savvy Business Support, Inc. previously, based on assumptions that the Company sells 10%, 50%, and 100% of the Offering Shares:

	If 10% of	If 50% of	If 100% of
	Shares Sold	Shares Sold	Shares Sold
Book value per share before offering	$0.0003	$0.0003	$0.0003

Book value per share after offering	$0.0030	$0.0145	$0.0288

Net increase to original shareholders	$0.0028	$0.0142	$0.0285

Decrease in investment to new shareholders	$0.0970	$0.0855	$0.0713

Dilution to new shareholders	97%	86%	71%

Table is gross figures, does not account for expenses

PLAN OF DISTRIBUTION

Offering will be Sold by Our Officer and Director

This is a self-underwritten “best-efforts” offering. This Prospectus is part of a Prospectus that permits our officer and director to sell the Shares directly to the public, with no commission or other remuneration payable to her for any Shares she sells. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. Virginia K. Sourlis, the sole officer and director, will sell the shares and intends to offer them to friends, family members and personal and professional acquaintances. In offering the securities on our behalf, Ms. Sourlis will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. In her endeavors to sell this offering, Ms. Sourlis does not intend to use any mass-advertising methods such as the Internet or print media.

Ms. Sourlis will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth the conditions under which a person associated with an Issuer, may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a.	Ms. Sourlis is an officer and director and is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of his participation; and

b.
Ms. Sourlis is an officer and director and will not be compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.	Ms. Sourlis is an officer and director and is not, nor will she be at the time of his participation in the offering, an associated person of a broker-dealer; and

d.
Ms. Sourlis is an officer and director and meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that she (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) (a) (4) (iii).

Our officer, director, control person and affiliates of same do not intend to purchase any shares in this offering.

Terms of the Offering

The Company is offering on a best-efforts basis 2,000,000 shares of its Common Stock at a price of $0.10 per share. This is the initial offering of Common Stock of Savvy and no public market exists for the securities being offered. The Company is offering the shares on a “self-underwritten,” directly through our sole officer and director. The shares will be offered at a fixed price of $0.10 per share for a period not to exceed 180 days from the date of this prospectus. There is no minimum number of shares required to be purchased. This offering is on a best effort basis. No commission or other compensation related to the sale of the shares will be paid to our officer and director. The intended methods of communication include, without limitations, telephone, and personal contact.

The offering shall terminate on the earlier of (i) the date when the sale of all 2,000,000 shares is completed or (ii) one hundred and eighty (180) days from the date of this prospectus. The Company will not extend the offering period beyond one hundred and eighty (180) days from the effective date of this prospectus.

There can be no assurance that any of the shares will be sold. As of the date of this Prospectus, the Company has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if Savvy were to enter into such arrangements, Savvy will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which the Company has complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of the date of this prospectus, Savvy has not identified the specific states where the offering will be sold. Savvy will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

Deposit of Offering Proceeds

The proceeds from the sale of the shares in this offering will be payable to The Sourlis Law Firm, Escrow Agent f/b/o Savvy Business Support, Inc. (“Trust Account”) and will be deposited in a non-interest bearing Attorney Trust bank account. All subscription agreements and checks are irrevocable and should be delivered to The Sourlis Law Firm, Virginia K. Sourlis, Esq., 214 Broad St., Red Bank, NJ 07701. Failure to do so will result in checks being returned to the investor, who submitted the check. All subscription funds will be held in the Trust Account pending and no funds shall be released to Savvy until such a time as the entire offering is sold or the Offering is terminated. No fees will be paid to The Sourlis Law Firm for acting as escrow agent.

Procedures and Requirements for Subscription

Prior to the effectiveness of the Registration Statement, the Company has not provided potential purchasers of the securities being registered herein with a copy of this prospectus. Investors can purchase Common Stock in this offering by completing a Subscription Agreement and sending it together with payment in full to The Sourlis Law Firm, Escrow Agent f/b/o Savvy Business Support, Inc., 214 Broad St., Red Bank, NJ 07701. All payments are required in the form of United States currency either by personal check, bank draft, or by cashier’s check. There is no minimum subscription requirement. All subscription agreements and checks are irrevocable. Savvy reserves the right to either accept or reject any subscription. Any subscription rejected within this 30-day period will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once Savvy accepts a subscription, the subscriber cannot withdraw it.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the respective names, ages and positions of our directors and executive officers as well as the year that each of them commenced serving as a director of the Company. The terms of all of the directors, as identified below, will run until our annual meeting of stockholders in 2011 or until their successors are elected and qualified.

Person and Position:	Age:	Held Position Since:
Virginia K. Sourlis President and Director (Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)	46	April 30, 2010

Management and Director Biographies

Each of the foregoing person(s) may be deemed a "promoter" of the Company, as that term is defined in the rules and regulations promulgated under the Securities Act. Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and have qualified.

Officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until their successors have been elected and have qualified.

Virginia K. Sourlis, our President and sole Director, is the founder and owner of The Sourlis Law Firm (Est. 1997), a boutique securities law firm located in Red Bank, New Jersey. Her firm represents several brokerage firms and SEC and state registered investment advisors. Her firm also represents numerous private and publicly traded companies that are located in the United States and abroad in all stages of their development, from start-up to being a publicly traded company.

Ms. Sourlis’ law firm handles Rule 504, 505 and 506 private placements, underwritten and self-underwritten public offerings (also direct and shelf), Regulation A Offerings, Mergers and Acquisitions, Rule 15c2-11 Pink Sheet (and unsolicited quote) and OTCBB applications, Regulation of formal/informal disclosure requirements, 1933 and 1934 Act Registration Statements (i.e. Form S-1, Form 10), compliance with FINRA Rules and Regulations, FINRA audits, SEC audits, Rule 144/144A transactions and legal opinions, Sarbanes Oxley Act compliance, Blue Sky law compliance, Proxy Statements and Information Statements, Form 10-Ks, Form 10-Qs, Form 8-Ks, Forms 3, 4, & 5, and Forms 13G & 13D, and counsel and advise companies regarding general securities and corporate/business legal matters.

Virginia K. Sourlis, Esq. studied at Oxford University, England (1985), graduated from Stanford University, California (1986) and received her MBA and JD from Villanova University, Pennsylvania (1991). Virginia formerly served as an arbitrator and chairperson for the National Association of Securities Dealers, Inc. (“NASD”) and New York Stock Exchange (“NYSE”), and is a Director of the Eastern Monmouth Area Chamber of Commerce, and a member of the New Jersey Bar Association, Monmouth Bar Association, ACCA, ABA and NJCCA, received a full scholarship to Stanford University, Palo Alto, CA, an All American Collegiate basketball player at Stanford University (point guard), an Olympic basketball finalist, a retired professional basketball player, All-American high school basketball player, and retired high school basketball uniform (#10).

DIRECTOR AND OFFICER COMPENSATION

Summary Compensation Table

The following table sets forth the cash compensation paid by the Company to its President and all other executive officers for services rendered since April 30, 2010 (Inception):

Name and Position	Year	Annual Compensation

Virginia K. Sourlis, President & Sole Director	2010	None

Officer Compensation

We have not paid any salary, bonus or other compensation to our officers and directors since our inception. We presently have no compensation arrangements with our officers and directors. We do not anticipate paying our officers in the next 12 months.

Director Compensation

We do not currently pay any cash fees to our directors, but we pay directors’ expenses in attending board meetings.

Stock Option Grants

The Company has never issued any stock options to officers, employees or otherwise.

Employment Agreements

We currently have no employment agreements with any personnel, executive officers or directors.

Significant Employees

We have no significant employees other than our executive officers and directors named in this prospectus. We intend to conduct our business through agreements with consultants and arms-length third parties. As of the date of this registration statement, we have not contracted with any party.

Committees of the Board of Directors

Our audit committee presently consists of our officer and sole director. We do not have a compensation committee, nominating committee, an executive committee of our board of directors, stock plan committee or any other committees.

Code of Ethics

We have adopted a Code of Ethics and Code of Business Conduct that applies to our officers and directors, and critical employees. The Code of Ethics and Code of Business Conduct are attached to this registration statement as Exhibits 14.1 and 14.2, respectively.

Term of Office

Our director is appointed for a one-year term to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our bylaws.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership as of the date of this Prospectus by (i) each Named Executive Officer, (ii) each member of our Board of Directors, (iii) each person deemed to be the beneficial owner of more than five percent (5%) of any class of our Common Stock, and (iv) all of our executive officers and directors as a group. Unless otherwise indicated, each person named in the following table is assumed to have sole voting power and investment power with respect to all shares of our Common Stock listed as owned by such person.

As of the date of this Prospectus, we have 5,000,000 shares of Common Stock issued and outstanding and 0 shares of Preferred Stock issued and outstanding.

Name and Position	Shares of Common Stock	Percentage of Class (Common)	Shares of Preferred Stock	Percentage of Class (Preferred)
Virginia K. Sourlis, Sole Officer and Director	5,000,000	100%	0	0

Directors and Officers as a group (1 person)	5,000,000	100%	0	0

DESCRIPTION OF SECURITIES

General

Under our Certificate of Incorporation, we are authorized to issue an aggregate of 110,000,000 shares of capital stock, of which 100,000,000 are shares of Common Stock, par value $0.0001 per share, or Common Stock and 10,000,000 are preferred stock, par value $0.0001 per share, or Preferred Stock. As of the date hereof, 5,000,000 shares of our Common Stock are issued and outstanding, and there is one holder of record of our Common Stock. Because we currently have nominal operations and minimal assets, we are currently considered to be a shell company as defined in Rule 12b-2 of the Exchange Act, as amended. Because the company is considered a shell company, the securities sold in this offering can only be resold through registration under the Securities Act of 1933, as amended (the “Securities Act”); Section 4(1) of the Securities Act, if available, for non-affiliates; or by meeting the conditions of Rule 144(i) of the Securities Act.

Common Stock

Pursuant to our bylaws, our Common Stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our Common Stock possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our Common Stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our Common Stock representing one-percent (1%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Certificate of Incorporation. Our Certificate of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our Common Stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up of our company, the holders of shares of our Common Stock will be entitled to receive, on a pro rata basis, all assets of our company available for distribution to such holders.

In the event of any merger or consolidation of our company with or into another company in connection with which shares of our Common Stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our Common Stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash), on a pro rata basis.

Holders of our Common Stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our Common Stock.

There is no active market for our Common Stock.

Currently, there is no active trading market for our Common Stock. Following the effectiveness of this registration statement, we intend to request that a broker-dealer/market maker submit an application to make a market for our Common Stock shares on the OTC Bulletin Board. There can be no assurance, however, that the application will be accepted or that any trading market will ever develop or be maintained on the OTC Bulletin Board. Any trading market that may develop in the future for our Common Stock will most likely be very volatile and numerous factors beyond our control may have a significant effect on the market. Only companies that report their current financial information to the SEC may have their securities included on the OTC Bulletin Board. Therefore, only upon the effective date of this registration statement will our Common Stock become eligible to be quoted on the OTC Bulletin Board. In the event that we lose our status as a "reporting issuer," any future quotation of our Common Stock on the OTC Bulletin Board may be jeopardized.

Preferred Stock

Our Certificate of Incorporation authorizes our board of directors to issue up to 10,000,000 shares of preferred stock in one or more designated series, each of which shall be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, without stockholders’ approval, within any limitations prescribed by law and our Certificate of Incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including but not limited to the following:

(a)	the rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(b)	whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

(c)	the amount payable upon shares of preferred stock in the event of voluntary or involuntary liquidation;

(d)	sinking fund or other provisions, if any, for the redemption or purchase of shares of preferred stock;

(e)	the terms and conditions on which shares of preferred stock may be converted, if the shares of any series are issued with the privilege of conversion;

(f)
voting powers, if any, provided that if any of the preferred stock or series thereof shall have voting rights, such preferred stock or series shall vote only on a share for share basis with our Common Stock on any matter, including but not limited to the election of directors, for which such preferred stock or series has such rights; and

(g)
subject to the above, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as our board of directors may, at the time so acting, lawfully fix and determine under the laws of the State of New Jersey.

As of the date of this Registration, we have no shares of Preferred Stock issued and outstanding, nor have we designated any classes of Preferred Stock.

Dividend Policy

We have never declared or paid any cash dividends on our Common Stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our Common Stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our Common Stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our Common Stock or any rights convertible or exchangeable into shares of our Common Stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

Joseph M. Patricola, Esq. of The Sourlis Law Firm has assisted us in the preparation of this prospectus and registration statement and will provide counsel with respect to other legal matters concerning the registration and offering of the Common Stock. Mr. Patricola, on behalf of The Sourlis Law Firm has consented to being named as an expert in the Company’s registration statement, of which this prospectus forms a part. This consent has been filed as an exhibit to the registration statement.

Conner & Associates, P.C., our certified public accountants, have audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit reports. Conner & Associates has presented its report with respect to our audited financial statements. The report of Conner & Associates is included in reliance upon their authority as experts in accounting and auditing. Their consent to being named as Experts is filed as Exhibit 23.1 to the Registration Statement of which this Prospectus is a part.

DISCLOSURE OF COMMISSION POSITION OF
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation and Bylaws provide no director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director’s duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability which may be specifically defined by law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation’s directors to the corporation or its stockholders to the fullest extent permitted by law. The corporation shall indemnify to the fullest extent permitted by law each person that such law grants the corporation the power to indemnify.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.

ORGANIZATION WITHIN LAST FIVE YEARS

See “Certain Relationships and Related Transactions.”

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

You should read the following discussion together with "Selected Historical Financial Data" and our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ materially from those we currently anticipate as a result of many factors, including the factors we describe under "Risk Factors," "Special Note Regarding Forward-Looking Statements" and elsewhere in this prospectus.

Forward Looking Statements

Some of the information in this section contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

•	discuss our future expectations;

•	contain projections of our future results of operations or of our financial condition; and

•	state other "forward-looking" information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

Unless stated otherwise, the words “we,” “us,” “our,” “the Company” or “Savvy” in this prospectus collectively refers to the Company, Savvy Business Support, Inc.

General Information about the Company

Savvy Business Support, Inc. (the “Company” or “Savvy”) was incorporated in the State of Nevada on April 30, 2010. The Company is offering general business services/support to start-up companies, small and medium business planning to expand, individuals, and other business and organizations. From the date of formation, the Company commenced operations, discussing and offering its business consulting services to prospective clients. Because we currently have nominal operations and minimal assets, we are currently considered to be a shell company under the Securities Exchange Act of 1934, as amended. Therefore, an investment in our Company should be considered extremely risky, and an investment suitable only for those who can afford to lose the entirety of their investment.

We offer comprehensive services tailored to the client’s desired goal and needs. The documentation we intend to produce may be for a client’s internal use, compliance reporting or documentation supporting a business opportunity. The advantage we have over the competition is that we offer an all-encompassing solution with emphasis on due diligence, competition analysis, strategy and implementation, market analysis and wide-ranging pro-forma financial projections.

Savvy Business Support, Inc.’s operations to date have been devoted primarily to start-up and development activities, which include the following:

1.	Formation of the Company;

2.	Development of the Savvy Business Support, Inc. business plan;

3.	Initiated working on sales and marketing material;

4.	Conducted due diligence and identified four major classifications of market segmentation to target and adopted a focused marketing strategy. These classifications include:

·	Individual Entrepreneurs

·	Small – Large Privately Held Companies

·	Small to Large Publicly Traded Corporations

·	Small to Large Going Public Companies

Savvy Business Support, Inc. anticipates sales to begin approximately one year following the completion of this offering. In order to generate revenues, Savvy Business Support, Inc. must address the following areas:

1.
Finalize and implement our marketing plan: In order to effectively market our services, the Company has adopted a focused marketing strategy that it needs to finalize and implement. This all encompassing strategy is broken down into four major market segmentations. While client satisfaction is paramount and an underscoring philosophy, the marketing strategy varies based on the size of the targeted client.

2.
Promoting our services as mutually beneficial: Referral relationships will be one key to our success. One of our strategies is to offer our services to business where their clients require services that are beyond their internal manpower. Savvy will portray a professional image and complete the services efficiently and cost effectively. Conducting business in this manner will result in a positive reflection on our Company as well as the referring client.

3.
Constantly monitor our market: We plan to constantly monitor our targeted market segmentations and adapt to consumers needs, wants and desires. To be successful we plan to evolve and diversify or expand our scope of services to satisfy our clients.

The Company believes that raising $200,000 through the sale of common equity in this Offering will be sufficient for the Company to become operational and sustain operations through the next twelve (12) months. We believe that the recurring revenues from services performed will be sufficient to support ongoing operations. Unfortunately, this can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flow from services will be adequate to maintain our business. Our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement, for the period April 30, 2010 (inception) to May 20, 2010.

Savvy Business Support, Inc. currently has one officer and director. This individual allocates time and personal resources to Savvy Business Support, Inc. on a part-time.

As of the date of this prospectus, Savvy Business Support, Inc. has 5,000,000 shares of $0.0001 par value Common Stock issued and outstanding.

Savvy Business Support, Inc. has administrative offices located at 214 Broad Street, Red Bank NJ 07701. We use this office space free of charge from our sole director and officer.

Savvy Business Support, Inc.’s fiscal year end is September 30th.

Organizational History

We were incorporated in State of Nevada on April 30, 2010. There are currently an aggregate of 5,000,000 shares of the Company’s Common Stock issued and outstanding. Because we currently have nominal operations and minimal assets, we are currently considered to be a shell company as defined in Rule 12b-2 of the Exchange Act, as amended.

The Company is authorized to issue one hundred ten million (110,000,000) shares of capital stock, one hundred million (100,000,000) shares of which are designated as Common Stock, and ten million (10,000,000) shares of preferred stock, $0.0001 par value, which can be designated by the Board of Directors in one or more classes with voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions without stockholder approval.

Plan of Operations

We will provide the following consulting services to start-up companies for a flat monthly fee or individually negotiated one-time fee:

•	General Business Education and Advice for novice entrepreneurs including Q&A sessions;

•	Business plan writing;

•	Determination of which type of entity would be best for the proposed business;

•	Support and assistance with the formation of the new business entity;

•	Providing corporate accounting and bookkeeping referrals; and

•	Support for corporate structuring and financing;

We will provide the following consulting services to going public companies for a flat monthly fee or individually negotiated one-time fee:

•	Provide at least 3 Market Makers referrals* (complimentary service);
•
We will not be accepting any compensation for market maker referrals, and this service will be complementary. Our role in referring clientele to market makers will be solely introductory, in the form of a phone call or email linking the two parties. After such introductions are made, we will have no further direct dealings in such a context with the market maker.

•	Education - Explaining the role of the Market Makers, PCAOB auditors, transfer agents and the like to our clients to enable them to make informed decisions;

•	Provide at least 3 PCAOB Auditors referrals*;

•	Provide at least 3 qualified/accredited individual and/or institutional investors referrals*;

•	Support and explanation of going public;

•	Support for corporate structuring and financing; and

•	Support for filing of Form 211 (Rule 15c2-11).

We will provide the following consulting services to publicly traded companies for a flat monthly fee or individually negotiated one-time fee:

•	As required, provide at least 3 Market Makers referrals* (complimentary service);
•
We will not be accepting any compensation for market maker referrals, and this service will be complementary. Our role in referring clientele to market makers will be solely introductory, in the form of a phone call or email linking the two parties. After such introductions are made, we will have no further direct dealings in such a context with the market maker.

•	Provide at least 3 IR/PR Firms referrals*;

•	Provide at least 3 qualified/accredited individual and/or institutional investors referrals*;

•	Support for SEC compliance;

•	Support for Blue Sky compliance;

•	Provide corporate accounting and PCAOB referrals*;

•	Support for corporate structuring and financing.

*Referrals made by our Company to clients may involve certain conflicts of interest between the Company, Ms. Sourlis individually, Ms. Sourlis’ law firm, and the client. We will make every attempt to ensure that all known and possible conflicts of interest are disclosed to each client upon making such referral and, if not waived by the client, cease working with the client in one or more capacities.

Our Company believes that we have formulated a business model to succeed in a downsizing corporate America and a turbulent economy. We have conducted the necessary due diligence and we believe we tailored a multifaceted business model to compete in the business services sector.

Fees

Revenues will be derived from fees we will charge our clientele in the form of cash and on a case-by-case basis. In certain favorable circumstances, we may negotiate with the client and receive all or a portion of payment in the form of equity in such client’s company. We intend to offer clients our comprehensive services for a flat monthly fee, or on a project-by-project “à la carte” basis. At no time will we charge any client for referrals of market makers.

At the present time, we intend to charge clients a flat rate fee per month for comprehensive services. The amount of the monthly fee will vary and may increase based on the size and complexity of such client, the amount and skill of work involved, and based on individual negotiations with a particular client.

Fees for clients who elect to retain our services on a project-by-project basis shall be individually negotiated and will vary based on the size and complexity of such client, the amount and skill of work involved, and with consideration to rates being charged throughout the industry for similar services.

Our fee structure is subject to current market conditions and is therefore subject to change. However, at no point will the client be unaware of any rate change.

In certain situations, we may negotiate with our clients to receive all or a portion of payment owed to us for services rendered in the form of equity in that client’s company. Such determination will be made by our sole officer, Virginia K. Sourlis. While we generally prefer to receive cash compensation, our officer may believe that certain situations require the receipt of restricted equity as compensation. Risks associated with receiving restricted equity compensation include, but are not limited to, 1) problems of liquidity where no market exists for such equity and therefore the Company cannot sell such equity and realize cash; 2) the client goes out of business and such equity is rendered worthless; 3) the equity is sold for less than the value of services provided by us to the client.

We believe that it is necessary to receive a limited amount of equity in order to hedge the associated risks involved with such form of payment. However, any loss we experience related to equity compensation could have a material effect on our ability to become profitable, and in the long term, to continue as a going concern.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has a negative current ratio and Company has incurred an accumulated deficit of $3,750 for the period from April 30, 2010 (inception) to May 20, 2010. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The following table provides selected financial data about our company for the period from the date of inception through May 20, 2010. For detailed financial information, see the financial statements included in this prospectus.

Balance Sheet Data:

Cash	$5,000
Total assets	$5,000
Total liabilities	$3,750
Shareholders’ equity	$1,250

Other than the shares offered by this prospectus, no other source of capital has been identified or sought. If we experience a shortfall in operating capital prior to funding from the proceeds of this offering, our director has verbally agreed to advance the Company funds to complete the registration process.

The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its planned business. These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Proposed Milestones to Implement Business Operations

The following milestones are based on the estimates made by management. The working capital requirements and the projected milestones are approximations and subject to adjustments. Our 12-month budget is based on minimum operations, which will be funded by the $200,000 raised through this offering. To the extent that we cannot raise the entire amount contemplated by this offering, our sole Officer and Director, Virginia K. Sourlis, has committed to personally fund our venture for an indefinite period of time to facilitate our ability to attain the following operational milestones.

The funding of the Company by Ms. Sourlis will create a further liability to the Company to be reflected on the Company’s financial statements. Ms. Sourlis’ commitment to personally fund the Company is not contractual and could cease at any moment in her sole and absolute discretion.

If we begin to generate profits, we will increase our marketing and sales activity accordingly. We estimate generating initial revenues approximately twelve months following closing of the offering. The costs associated with operating as a public company are included in our budget.  Management believes that the costs of operating as a public company (as opposed to a private company) could have a material negative impact on the company’s results of operations and liquidity and could place a significant drain on capital resources.  Management will be responsible for the preparation of the required documents to keep the costs to a minimum. We plan to complete our milestones as follows:

0- 3 MONTHS

Management will continue the word-of-mouth campaign with Individual Proprietors and potential referral candidates. Marketing efforts will also consist of due diligence on small to large private and going public companies. During this timeframe, we plan to identify small to large private and going public companies that could use our services. We plan to purchase a computer, programs, and printer for $2,000 that is budgeted in the Office Equipment and Furniture line item in the Use of Proceeds. We have budgeted $500 in Sales and Marketing to secure a web domain and research and place an initial deposit with a web designer. The Company has budgeted $2,000 for Sales and Marketing material including brochures and flyers that we expect to finalized during this timeframe. Our goal for this timeframe continues with initiating due diligence to identify referral source persons and finalizing our short-list of contract labor.

4-6 MONTHS

Savvy plans to finalize the web site development at an additional cost of $500 budgeted in the Sales and Marketing line item. The Company plans to continue with the direct marketing and word-of-mouth campaigns. In addition, we plan to establish a direct marketing campaign to attract business small to large private and going public companies. Most of the expenditures associated with these efforts will amount to lunches, entertainment and related incidentals. We have budgeted $1,800 in the Sales and Marketing line item to address the costs. We have budgeted $3,000 in the Salaries/Contractors line item pay our employees/contractors.

7-9 MONTHS

The Company plans to further expand relationships with small to large private and going public companies. By this stage of operations, we anticipate finding additional potential revenue generating business services that we intend to pursue. We have budgeted $5,000 for targeted and tailored marketing material and related activities. During this period, the Company has budgeted $5,000 for the salaries of employees and or contractors. Additional planned responsibilities include initiating a two-year overall business plan.

10-12 MONTHS

By the fourth quarter of operations, we expect to begin generating revenues through an established base of clients to sustain operations. In the Salaries/Contractors budget, we have budgeted $3,000 to pay for any administrative employee expenses incurred as a result of performing duties for our clients. We have budgeted $3,200 in the Sales and Marketing line item for expenses incurred tailoring any marketing material to target opportunities and to cover any related expenses. During this timeframe, we plan to analyze our past nine months of operations including our web sites lead/revenue generating effectiveness. In addition, we plan to evaluate our need to hire employees or use contract labor. This review of our operations to date will allow the Company to make the necessary adjustments and changes to further nurture the growth of the Company. In addition, this review will provide valuable information for finalizing a two-year overall business plan with emphasis on sales and marketing

Note: The amounts allocated to each line item in the above milestones are subject to change at the sole discretion of the Company’s management. The Company planned milestones are based on quarters following the closing of the offering. Any line item amounts not expended completely, as detailed in the Use of Proceeds, shall be held in reserve as working capital and subject to reallocation to other line item expenditures as required for ongoing operations.

Liquidity and Capital Resources

At May 20, 2010, we had $5,000 in cash on hand and total liabilities of $3,750 and there is substantial doubt as to our ability to continue as a going concern.

To date, our operations have been funded by our sole officer and director pursuant to a verbal, non binding agreement. Ms. Sourlis has agreed to personally fund the Company’s overhead expenses, including legal, accounting, and operational expenses until the Company can achieve revenues sufficient to sustain its operational and regulatory requirements. As of the date of this registration statement, there are currently no monies owed to Ms. Sourlis pursuant to this verbal agreement.

We believe that we will start to generate revenue within the next 12 months and that we will need at least $200,000 to sustain our operations during such period. If we do not raise enough proceeds in this offering, we might not be able to generate revenue or continue operations and our shareholders will ultimately end up holding stock in a company that has no revenues, no market for its common stock, and could potentially no sustain as a going concern and subsequently forced to shut down operations.

As stated above and throughout this registration statement, in certain situations, we may negotiate with our clients to receive all or a portion of payment owed to us for services rendered in the form of equity in that client’s company. Such determination will be made by our sole officer, Virginia K. Sourlis. While we generally prefer to receive cash compensation, our officer may believe that certain situations require the receipt of restricted equity as compensation. Risks associated with receiving restricted equity compensation include, but are not limited to, 1) problems of liquidity where no market exists for such equity and therefore the Company cannot sell such equity and realize cash; 2) the client goes out of business and such equity is rendered worthless; 3) the equity is sold for less than the value of services provided by us to the client.

We believe that it is necessary to receive a limited amount of equity in order to hedge the associated risks involved with such form of payment. However, any loss we experience related to equity compensation could have a material effect on our ability to generate revenues, become profitable, and to continue as a going concern.

Off –Balance Sheet Operations

The Company does not have any off-balance sheet operations.

CRITICAL ACCOUNTING POLICIES

The accompanying financial statements have been prepared in accordance with United States generally accepted accounting principles (US GAAP) for financial information and in accordance with the Securities and Exchange Commission’s Regulation S-X. They reflect all adjustments which are, in the opinion of the Company’s management, necessary for a fair presentation of the financial position and operating results as of and for the period April 30, 2010 (date of inception) to May 20, 2010.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported revenues and expenses during the reporting periods. Because of the use of estimates inherent in the financial reporting process, actual results may differ significantly from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents. As of May 20, 2010, the Company maintained one bank account with a financial institution located in New Jersey with a balance of $5,000.

Fair Value of Financial Instruments

The fair value of cash and cash equivalents and accounts payable approximates the carrying amount of these financial instruments due to their short maturity.

Net Loss per Share Calculation

Basic net loss per common share ("EPS") is computed by dividing income (loss) available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per shares is computed by dividing net income (loss)  by the weighted average shares outstanding, assuming all dilutive potential common shares were issued.

Revenue Recognition

For the period April 30, 2010 (inception) to May 20, 2010, the Company did not realize any revenue

Income Taxes

Income taxes are provided for using the liability method of accounting. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Recently Issued Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles – a replacement of FASB Statement No. 162,” (“SFAS 168”). SFAS 168 establishes the FASB Accounting Standards Codification (“Codification”) as the source of authoritative generally accepted accounting principles (“GAAP”) for nongovernmental entities. The Codification does not change GAAP. Instead, it takes the thousands of individual pronouncements that currently comprise GAAP and reorganizes them into approximately ninety accounting topics, and displays all topics using a consistent structure. Contents in each topic are further organized first by subtopic, then section and finally paragraph. The paragraph level is the only level that contains substantive content. Citing particular content in the Codification involves specifying the unique numeric path to the content through the topic, subtopic, section and paragraph structure. FASB suggests that all citations begin with “FASB ASC,” where ASC stands for Accounting Standards Codification. Changes to the ASC subsequent to June 30, 2009 are referred to as Accounting Standards Updates (“ASU”).

In conjunction with the issuance of SFAS 168, the FASB also issued its first Accounting Standards Update No. 2009-1, “Topic 105 –Generally Accepted Accounting Principles” (“ASU 2009-1”) which includes SFAS 168 in its entirety as a transition to the ASC.

ASU 2009-1 is effective for interim and annual periods ending after September 15, 2009 and will not have an impact on the Company’s financial position or results of operations but will change the referencing system for accounting standards.

As of May 20, 2010, all citations to the various SFAS’ have been eliminated and will be replaced with FASB ASC as suggested by the FASB in future interim and annual financial statements.

As of May 20, 2010, the Company does not expect any of the recently issued accounting pronouncements to have a material impact on its financial condition or results of operations.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND CORPORATE GOVERNANCE

Virginia K. Sourlis is our sole officer and director. We are currently operating out of the premises of The Sourlis Law Firm offices, owned and operated by Virginia Sourlis. This arrangement was agreed upon by Ms. Sourlis on a rent-free basis for administrative purposes. There is no written agreement or other material terms or arrangements relating to said arrangement. Should Ms. Sourlis leave the Company, this arrangement would certainly come to an end, and the Company would be required to seek offices elsewhere potentially at a great cost in lease fees.

In addition Ms. Sourlis law firm, The Sourlis Law Firm currently represents the Company and does not charge the Company for legal fees. Should Ms. Sourlis leave the Company, the Company would be required to retain legal counsel and the costs could be substantial.

Other than the foregoing, we do not currently have any conflicts of interest. We have not yet formulated a policy for handling conflicts of interest, however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

On April 30, 2010 the Company issued a total of 5,000,000 restricted shares of Common Stock, par value $0.0001, to Ms. Sourlis, for $5,000 as founder stock.

In the event our Company does not have adequate proceeds from this offering, our sole Officer and Director, Ms. Sourlis, has verbally agreed to fund the Company for an indefinite period of time. The funding of the Company by Ms. Sourlis will create a further liability to the Company to be reflected on the Company’s financial statements. Ms. Sourlis’ commitment to personally fund the Company is not contractual and could cease at any moment in her sole and absolute discretion.

INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the Company, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Director Independence

Our determination of independence of our directors is made using the definition of “independent director” contained under NASDAQ Marketplace Rule 4200(a)(15), even though such definitions do not currently apply to us because we are not listed on NASDAQ. Our sole director, Virginia K. Sourlis, is our President, and therefore is not “independent” under this rule.

The OTCBB on which we intend to have our shares of Common Stock quoted does not have any director independence requirements. In determining whether our directors are independent, we refer to NASDAQ Stock Market Rule 4200(a)(15). Based on those widely-accepted criteria, we have determined that our Director(s) are not independent at this time.

No member of management is or will be required by us to work on a full time basis. Accordingly, certain conflicts of interest may arise between us and our officer(s) and director(s) in that they may have other business interests in the future to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with each officer's understanding of his/her fiduciary duties to us.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because none of our directors are independent directors, we do not currently have independent audit or compensation committees. As a result, these directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our Common Stock. We intend to request a registered broker-dealer to apply to have our Common Stock quoted on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize.

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a suitably written statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our Common Stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

As of the date of this prospectus, we have one holder of record of our Common Stock.

 Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS AND FINANCIAL DISCLOSURE

None.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the Securities and Exchange Commission with respect to the shares of our Common Stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of our company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving our company and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the SEC's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, Room 1580, 100 F Street NE, Washington D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a website at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the SEC. Our registration statement and the referenced exhibits can also be found on this site.

FINANCIAL INFORMATION

SAVVY BUSINESS SUPPORT, INC.

FINANCIAL INFORMATION

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Savvy Business Support, Inc.
Red Bank, New Jersey

We have audited the accompanying balance sheet of Savvy Business Support, Inc. (“a Development Stage Enterprise”) (the “Company”) as of May 20, 2010, and the related statements of income, stockholder’s equity and cash flows for the period from April 30, 2010 (inception) to May 20, 2010. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of May 20, 2010, and the results of its operations and its cash flows for the period from April 30, 2010 (inception) to May 20, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes 1 & 7 to the financial statements, the Company is in the development stage.  Its ability to continue as a going concern is dependent upon its ability to develop additional sources of capital, and ultimately achieve profitable operations from the development of its planned business. These conditions raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Conner & Associates, PC
CONNER & ASSOCIATES, PC
Newtown, Pennsylvania
27 May 2010

SAVVY BUSINESS SUPPORT, INC.
(A Development Stage Enterprise)
BALANCE SHEET
MAY 20, 2010

ASSETS

Current assets
Cash	$5,000

Total assets	$5,000

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities
Accounts payable	$3,750

Total liabilities	3,750

Commitment and contingencies	-

Stockholder's equity
Preferred stock, $.0001 par value, authorized 10,000,000 shares, none issued
Common stock, $.0001 par value, authorized 100,000,000 shares;
5,000,000 issued and outstanding	500
Additional paid-in capital	4,500
Deficit accumulated during the development stage	(3,750)

Total stockholder's equity	1,250

Total liabilities and stockholder's equity	$5,000

The accompanying notes should be read in conjunction with the financial statements

SAVVY BUSINESS SUPPORT, INC.
(A Development Stage Enterprise)
STATEMENT OF OPERATIONS
For the period from April 30, 2010 (inception) to May 20, 2010

Net sales	$-

Cost of sales	-

Gross profit	-

General and administrative expenses	3,750

Total expenses	3,750

Income (loss) from operations	(3,750)

Provision for income taxes	-

Net (loss)	$(3,750)

Weighted average number of common shares outstanding
(basic and fully diluted)	5,000,000

Basic and diluted (loss) per common share	Nil

Nil = < $.01

The accompanying notes should be read in conjunction with the financial statements

SAVVY BUSINESS SUPPORT, INC.
(A Development Stage Enterprise)
STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY
For the period April 30, 2010 (Inception) to May 20, 2010

				Deficit
				Accumulated
			Additional	During the
	Common Stock		Paid-In	Development	Stockholder's
	Shares	Amount	Capital	Stage	Equity

Balance , April 30, 2010 (Inception)	-	$-	$-	$-	$-

Issuance of common shares	5,000,000	500	4,500	-	5,000

Net (loss)	-	-	-	(3,750)	(3,750)

Balance, May 20, 2010	5,000,000	$500	$4,500	$(3,750)	$1,250

The accompanying notes should be read in conjunction with the financial statements

SAVVY BUSINESS SUPPORT, INC.
(A Development Stage Enterprise)
STATEMENT OF CASH FLOWS
For the period from April 30, 2010 (inception) to May 20, 2010

Cash flows from operating activities

Net (loss)	$(3,750)

Adjustments to reconcile net (loss) to net cash provided by (used in) operating activities:
Increase (decrease) in accounts payable	3,750

Net cash provided by (used in) operating activities	-

Cash flows from financing activities
Proceeds from issuance of common stock	5,000

Net cash provided by financing activities	5,000

Net increase in cash and cash equivalents	5,000

Cash - beginning of period	-

Cash - end of period	$5,000

Supplemental disclosure of cash flow information:
Taxes paid	-
Interest paid	$-

The accompanying notes should be read in conjunction with the financial statements

SAVVY BUSINESS SUPPORT, INC.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
May 20, 2010

NOTE 1 - Organization

Savvy Business Support, Inc. (“the Company”) was incorporated in State of Nevada on April 30, 2010.

As of May 20, 2010, The Company is a development stage business consulting company with a principal business of offering general business services/support to start-up companies, small and medium business planning to expand, individuals, and other business and organizations.

The Company’s management has chosen September 30th for its fiscal year end.

NOTE 2 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with United States generally accepted accounting principles (US GAAP) for financial information and in accordance with the Securities and Exchange Commission’s Regulation S-X. They reflect all adjustments which are, in the opinion of the Company’s management, necessary for a fair presentation of the financial position and operating results as of and for the period April 30, 2010 (date of inception) to May 20, 2010.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported revenues and expenses during the reporting periods. Because of the use of estimates inherent in the financial reporting process, actual results may differ significantly from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents. As of May 20, 2010, the Company maintained one bank account with a financial institution located in New Jersey with a balance of $5,000.

Fair Value of Financial Instruments

The fair value of cash and cash equivalents and accounts payable approximates the carrying amount of these financial instruments due to their short maturity.

Net Loss per Share Calculation

Basic net loss per common share ("EPS") is computed by dividing income (loss) available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per shares is computed by dividing net income (loss)  by the weighted average shares outstanding, assuming all dilutive potential common shares were issued.

Revenue Recognition

For the period April 30, 2010 (inception) to May 20, 2010, the Company did not realize any revenue

Income Taxes

Income taxes are provided for using the liability method of accounting. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Recently Issued Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles – a replacement of FASB Statement No. 162,” (“SFAS 168”). SFAS 168 establishes the FASB Accounting Standards Codification (“Codification”) as the source of authoritative generally accepted accounting principles (“GAAP”) for nongovernmental entities. The Codification does not change GAAP. Instead, it takes the thousands of individual pronouncements that currently comprise GAAP and reorganizes them into approximately ninety accounting topics, and displays all topics using a consistent structure. Contents in each topic are further organized first by subtopic, then section and finally paragraph. The paragraph level is the only level that contains substantive content. Citing particular content in the Codification involves specifying the unique numeric path to the content through the topic, subtopic, section and paragraph structure. FASB suggests that all citations begin with “FASB ASC,” where ASC stands for Accounting Standards Codification. Changes to the ASC subsequent to June 30, 2009 are referred to as Accounting Standards Updates (“ASU”).

In conjunction with the issuance of SFAS 168, the FASB also issued its first Accounting Standards Update No. 2009-1, “Topic 105 –Generally Accepted Accounting Principles” (“ASU 2009-1”) which includes SFAS 168 in its entirety as a transition to the ASC.

ASU 2009-1 is effective for interim and annual periods ending after September 15, 2009 and will not have an impact on the Company’s financial position or results of operations but will change the referencing system for accounting standards.

As of May 20, 2010, all citations to the various SFAS’ have been eliminated and will be replaced with FASB ASC as suggested by the FASB in future interim and annual financial statements.

As of May 20, 2010, the Company does not expect any of the recently issued accounting pronouncements to have a material impact on its financial condition or results of operations.

NOTE 3.  – Related Party Transactions

Office Rent

As of May 20, 2010, the Company operated out of the premises of The Sourlis Law Firm offices, as agreed upon by Ms. Sourlis on a rent-free basis for administrative purposes. There is no written agreement or other material terms or arrangements relating to said arrangement.

For the period April 30, 2010 (date of inception) to May 20, 2010, the rent expense was zero.

 NOTE 4 − Preferred Stock

As of May 20, 2010, the Company is authorized to issue 10,000,000 shares of Preferred Stock, par value of $0.0001 per share of which no preferred stock was issued and outstanding.

NOTE 5 − Common Stock

As of May 20, 2010, the Company is authorized to issue 100,000,000 shares of Common Stock, par value of $0.0001 per share  of which 5,000,000 shares of common stock were issued and outstanding to the Company’s sole shareholder for total consideration of $5,000.

As of May 20, 2010, the Company has 5,000,000 shares of common stock issued and outstanding.

NOTE 6 − Income Taxes

The Company utilizes the asset and liability method for financial reporting of income taxes. Deferred tax assets and liabilities are determined based on temporary differences between financial reporting and the tax basis of assets and liabilities, and are measured by applying enacted rates and laws to taxable years in which such differences are expected to be recovered or settled. Any changes in tax rates or laws are recognized in the period when such changes are enacted.

As of May 20, 2010, the Company has $1,463 in gross deferred tax assets resulting from net operating loss carry-forwards. A valuation allowance has been recorded to fully offset these deferred tax assets because the Company’s management believer future realization of the related income tax benefits is uncertain. Accordingly, the net provision for income taxes is zero for the period April 30, 2009 (inception) to May 20, 2010. As of May 20, 2010, the Company has federal net operating loss carry forwards of approximately $3,750 available to offset future taxable income through 2029. The difference between the tax provision at the statutory federal income tax rate on May 20, 2010 the tax provision attributable to loss before income taxes is as follows:

For the period
April 30, 2010
(inception) through
May 20, 2010

Statutory federal income taxes	34.0%
State taxes, net of federal benefits	5.0%
Valuation allowance	-39.0%
Income tax rate	-

NOTE 7 − Going Concern

As of May 20, 2010, the accompanying financial statements have been presented on the basis that it is a going concern in the development stage, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

For the period from April 30, 2010 (inception) to May 20, 2010, the Company incurred losses of $3,750 consisting of SEC audit and filing fees for the Company to initiate its SEC reporting requirements.

The ability of the Company to continue as a going concern is dependent upon its ability to obtain financing and upon future operations from the development of its planned business as well as to raise additional capital from the sale of Common Stock and, ultimately, the achievement of significant operating revenues and income from operations. The accompanying financial statements do not include any adjustments that might be required should the Company be unable to recover the value of its assets or satisfy its liabilities.

NOTE 8 – Subsequent Events

On May 27, 2010, the Company filed a Form S-1 Registration Statement under the Securities of 1933 wherein the Company is seeking to raise $200,000 in the form of equity securities.

As of May 27, 2010, the date the audited financial statements were available to be issued, there are no other subsequent events that are required to be recorded or disclosed in the accompanying financial statements as of and for the period ended May 20, 2010.

[OUTSIDE BACK COVER OF PROSPECTUS]

SAVVY BUSINESS SUPPORT, INC.
2,000,000 SHARES COMMON STOCK

Until ninety days after the date this registration statement is declared effective, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The estimated costs of this offering are as follows:

Expenses(1)	Amount US ($)
SEC Registration Fee	$15
Transfer Agent Fees	$3,000
Accounting Fees and Expenses	$5,000
Legal Fees and Expenses	$0
Printers	$5,000
Miscellaneous	$0
Total	$13,015

We are paying all expenses of the offering listed above. Proceeds from the sale of this offering may go towards the satisfaction of some of these fees.

Item 14.	Indemnification of Directors and Officers

We are incorporated in the State of Nevada. Nevada Corporate Law and our certificate of incorporation and bylaws contain provisions for indemnification of our officers and directors, and under certain circumstances, our employees and other persons. The bylaws require us to indemnify such persons to the fullest extent permitted by Nevada law. Each such person will be indemnified in any proceeding if such person acted in good faith and in a manner that such person reasonably believed to be in, or not opposed to, our best interests. The indemnification would cover expenses, including attorney's fees, judgments, fines and amounts paid in settlement. Our bylaws also provide that we may purchase and maintain insurance on behalf of any of our present or past directors or officers insuring against any liability asserted against such person incurred in their capacity as a director or officer or arising out of such status, whether or not we would have the power to indemnify such person.

We have no other indemnification provisions in our Certificate of Incorporation, Bylaws or otherwise specifically providing for indemnification of directors, officers and controlling persons against liability under the Securities Act.

Item 15.	Recent Sales of Unregistered Securities

On April 30, 2010, the Registrant issued a total of 5,000,000 shares of Common Stock to Virginia K. Sourlis, the sole officer and director of the Registrant, for aggregate cash consideration of $5,000. The Registrant sold these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act.

The purchaser represented in writing that it acquired the securities for its own account. A legend was placed on the stock certificate stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom, but may not be sold pursuant to the exemptions provided by Section 4(1) of the Securities Act or Rule 144 under the Securities Act.

Item 16.	Exhibits

Exhibit Number	Description of Exhibits

3.1	Articles of Incorporation of Savvy Business Support, Inc. (1)

3.2	Bylaws (1)

5.1	Legal Opinion of The Sourlis Law Firm

14.1	Savvy Business Support, Inc. Code of Ethics (1)

14.1	Savvy Business Support, Inc. Code of Business Conduct (1)

23.1	Consent of Conner & Associates, P.C., Certified Public Accountants

23.2	Consent of The Sourlis Law Firm (included in Exhibit 5.1)

99.1	Correspondence between Stephen J. Nelson, Esq. and Virginia K. Sourlis.

(1)	Incorporated by reference from the Company’s Registration Statement on Form S-1 (SEC File No.: 333-167130) filed on May 27, 2010.

Item 17.	Undertakings

(a) Rule 415 Offering. The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material changes to such information in the registration statement.
(2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That for the purpose of determining liability under the Securities Act of 1933 (the “Act”) to any purchaser, if the registrant is subject to Rule 430C under the Act, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference in the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract or sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Red Bank, State of New Jersey, on July 16, 2010.

SAVVY BUSINESS SUPPORT, INC.

By:	/s/ VIRGINIA K. SOURLIS
Virginia K. Sourlis
President and Director
(Principal Executive Officer,
Principal Financial Officer and
Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ VIRGINIA K. SOURLIS		July 16, 2010
Virginia K. Sourlis	President and Director
(Principal Executive Officer,
Principal Financial Officer
and Principal Accounting Officer)